UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2009

CARDIODYNAMICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, Suite 300, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-0202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 11, 2009, CardioDynamics International Corporation, a California corporation (the “Company”), issued a press release announcing that at a special meeting of the Company’s shareholders held that day, the shareholders approved the Agreement and Plan of Merger, dated June 9, 2009, by and among the Company, SonoSite, Inc., a Washington corporation (“SonoSite”), and Canada Acquisition Corp., a California corporation and wholly owned subsidiary of SonoSite (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of SonoSite. Upon consummation of the merger, each share of common stock of the Company outstanding immediately prior to the effective time of the merger (other than shares held by shareholders properly exercising dissenters’ rights in accordance with applicable provisions of California law) will be converted into the right to receive $1.35 in cash, without interest and subject to any applicable withholding taxes. The merger is expected to close within a week.

A copy of the press release issued on August 11, 2009 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 11, 2009 issued by CardioDynamics International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2009	CARDIODYNAMICS INTERNATIONAL CORPORATION

	By:	/s/ Stephen P. Loomis
Stephen P. Loomis
Vice President of Operations, Chief Financial Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 11, 2009 issued by CardioDynamics International Corporation.

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